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EXHIBIT 99(d)


                               HECHINGER COMPANY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY
                        (in thousands except share data)

                                                                              CLASS A       CLASS B    ADDITIONAL
                                                                              COMMON        COMMON       PAID-IN      RETAINED
                                                                               STOCK         STOCK       CAPITAL      EARNINGS
                                                                             ---------     ---------  ------------   ----------
BALANCE, JAN. 30, 1993                                                       $  2,877      $  1,348      $238,356    $ 237,517

Restricted stock awards, 20,000 Class A common shares                               2           -             178          -
Restricted stock awards earned, net of forfeitures                                (15)          -          (1,811)         -
Exercise of stock options including income tax benefit (32,519
  Class A common shares were issued from the treasury)                            -             -            (180)         -
Conversions from Class B to Class A common stock                                   17           (17)          -            -
Purchase of treasury stock (1 8,938 Class A common shares and
  1 Class B common share)                                                         -             -             -            -
Cash dividends, Class A common stock ($.16 per share)                             -             -             -         (4,587)
Cash dividends, Class B common stock ($.06 per share)                             -             -             -           (854)
Net earnings                                                                      -             -             -         24,760
                                                                             ---------     ---------  ------------   ----------

BALANCE, JAN. 29, 1994                                                          2,881         1,331       236,543      256,836

Restricted stock awards earned, net of forfeitures                                -             -             -            -
Performance stock awards earned and issued                                          5           -             576          -
Exercise of stock options including income tax benefit (92,670
  Class A common shares were issued from the treasury)                             14           -           1,009          -
Conversions from Class B to Class A common stock                                  179          (179)          -            -
Conversion of 5-1/2% Convertible Subordinated Debentures into
  shares of Class A common stock                                                  -             -              25          -
Purchase of treasury stock (6,607 Class A common shares)                          -             -             -            -
Adjustment to fair value of marketable securities                                 -             -             -            299
Cash dividends, Class A common stock ($.12 per share)                             -             -             -         (3,653)
Cash dividends, Class B common stock ($.05 per share)                             -             -             -           (568)
Net earnings                                                                      -             -             -         29,283
                                                                             ---------     ---------  ------------   ----------

BALANCE, OCT. 29, 1994 (unaudited)                                           $  3,079      $  1,152     $ 238,153    $ 282,197
                                                                             =========     =========  ============   ==========


                                                                                      UNEARNED        TREASURY
                                                                                  COMPENSATION           STOCK         TOTAL
                                                                                  ------------        --------        --------
BALANCE, JAN. 30, 1993                                                                $(4,367)        $(1,807)        $473,924

Restricted stock awards, 20,000 Class A common shares                                    (172)            -                  8
Restricted stock awards earned, net of forfeitures                                      2,338             -                512
Exercise of stock options including income tax benefit (32,519
  Class A common shares were issued from the treasury)                                     -              361              181
Conversions from Class B to Class A common stock                                           -              -               -
Purchase of treasury stock (1 8,938 Class A common shares and
  1 Class B common share)                                                                  -              (77)             (77)
Cash dividends, Class A common stock ($.16 per share)                                      -              -             (4,587)
Cash dividends, Class B common stock ($.06 per share)                                      -              -               (854)
Net earnings                                                                               -              -             24,760
                                                                                  ------------        --------       ----------

BALANCE, JAN. 29, 1994                                                                 (2,201)         (1,523)         493,867

Restricted stock awards earned, net of forfeitures                                        450             -                450
Performance stock awards earned and issued                                                 -              -                581
Exercise of stock options including income tax benefit (92,670
  Class A common shares were issued from the treasury)                                     -            1,261            2,284
Conversions from Class B to Class A common stock                                           -              -                -
Conversion of 5-1/2% Convertible Subordinated Debentures into
  shares of Class A common stock                                                           -              -                 25
Purchase of treasury stock (6,607 Class A common shares)                                   -              (88)             (88)
Adjustment to fair value of marketable securities                                          -              -                299
Cash dividends, Class A common stock ($.12 per share)                                      -              -             (3,653)
Cash dividends, Class B common stock ($.05 per share)                                      -              -               (568)
Net earnings                                                                               -              -             29,283
                                                                                  ------------        --------       ----------

BALANCE, OCT. 29, 1994 (unaudited)                                                     (1,751)          $(350)       $ 522,480
                                                                                  ============        ========       ==========


See notes to consolidated financial statements.



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